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Exhibit 10.7

Silicon Valley Bank

Amendment to Loan Documents
(Exim Program)

Borrower:	InVision Technologies, Inc.
Date:	July 19, 2002

        THIS AMENDMENT TO LOAN DOCUMENTS (EXIM PROGRAM) is entered into between Silicon Valley Bank ("Silicon") and the borrower named above ("Borrower").

        The Parties agree to amend the Loan and Security Agreement (Exim Program) between them, dated November 8, 2000 (as otherwise amended, if at all, the "Exim Loan Agreement"), as follows, effective as of the date Exim Bank approves the modifications set forth herein and Silicon provides written notice of such approval to Borrower. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Exim Loan Agreement.)

        1.    Amended Schedule. The Schedule to the Exim Loan Agreement is hereby amended in its entirety to read as set forth in the Amended and Restated Schedule to Loan and Security Agreement of even date herewith.

        2.    Certain Provisions Only Applicable on Event of Default. The provisions of Sections 4.3, 4.4 and 4.5 of the Exim Loan Agreement shall only be applicable after the occurrence and during the continuance of an Event of Default.

        3.    Delete Termination Fee. The second and third sentences of Section 6.2 of the Exim Loan Agreement, which provide for a termination fee, are hereby deleted from the Exim Loan Agreement.

        4.    Modified Negative Covenant Regarding Acquisitions. Subclause (ii) of Section 5.5 of the Exim Loan Agreement is hereby amended to read as follows:

    (ii)    acquire any assets, except in the ordinary course of business; provided, however, if no Default or Event of Default has occurred and is continuing (and also subject to the remaining terms of this Section 5.5), Borrower will be permitted to acquire assets outside the ordinary course of business provided further that the amount of cash expenditures with respect to such acquisitions do not exceed $25,000,000 in the aggregate during the period from July 19, 2002 and July 19, 2003 and each anniversary year thereafter and provided Borrower promptly notifies Silicon in writing of any such requests;

        5.    Modified Negative Covenant Regarding Transactions Outside the Ordinary Course of Business. Subclause (iii) of Section 5.5 of the Loan Agreement is hereby amended to read as follows:

    (iii)    enter into any other transaction outside the ordinary course of business; provided, however, if no Default or Event of Default has occurred and is continuing (and also subject to the remaining terms of this Section 5.5), Borrower will be permitted to enter into transactions outside the ordinary course of business provided further that the amount of cash expenditures with respect to such transactions do not exceed $25,000,000 in the aggregate during the period from July 19, 2002 and July 19, 2003 and each anniversary year thereafter and provided Borrower promptly notifies Silicon in writing of any such requests;

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        6.    Additional Definitions. The definitions on Exhibit A hereto are hereby added to Section 8 of the Exim Loan Agreement in alphabetical order.

        7.    Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Exim Loan Agreement, as amended hereby, are true and correct.

        8.    General Provisions. This Amendment, the Exim Loan Agreement, any prior written amendments to the Exim Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Exim Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:		Silicon:
INVISION TECHNOLOGIES, INC.		SILICON VALLEY BANK
By	/s/ Ross Mulholland	By	/s/ Quentin Falconer
	President or Vice President	Title	Senior VP
By
Secretary or Ass't Secretary

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Exhibit A

Additional Definitions

        "Closing Date" is the date of this Amendment.

        "Investment" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

        "Loan Documents" means, collectively, the Exim Loan Agreement, the Representations, and all other present and future documents, instruments and agreements between Silicon and Borrower, including, but not limited to those relating to the Loan Agreement, and all amendments and modifications thereto and replacements therefor.

        "Permitted Investments" are: (a) Investments shown on the Schedule and existing on the Closing Date; and (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Silicon's certificates of deposit issued maturing no more than 1 year after issue.

        "Representations" means the written Representations and Warranties provided by Borrower to Silicon referred to in the Schedule.

        "Subsidiary" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

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Silicon Valley Bank

Amended and Restated Schedule to

Loan and Security Agreement
(Exim Program)

Borrower:	InVision Technologies, Inc.
Address:	7151 Gateway Blvd. Newark, California 94560
Date:	July 19, 2002

        This Amended and Restated Schedule forms an integral part of the Loan and Security Agreement (Exim Program) between Silicon Valley Bank and the above-borrower dated November 8, 2000, and amends and restates in its entirety the prior Schedule to Loan and Security Agreement (Exim Program) (as previously amended, the "Original Schedule"), effective as of the date Exim Bank approves the modifications set forth herein and Silicon provides written notice of such approval to Borrower.

1.	CREDIT LIMIT (Section 1.1):	The unpaid principal balance of all Exim Loans and all accrued interest thereon from time to time outstanding may not exceed the lesser of:
		(i)	$15,000,000 at any one time outstanding (the "Maximum Exim Credit Limit"); or
		(ii)	the sum of (a) and (b) below:
(a)
90% of the amount of Borrower's eligible export Receivables, which Silicon in its discretion deems eligible for borrowing; provided, however, if the eligible export Receivable is denominated in a currency other than US Dollars and Borrower has not entered into a foreign exchange forward contract with Silicon under which Borrower commits to purchase from or sell to Silicon a set amount of such foreign currency more than one business day after the contract date with respect thereto, then such percentage shall be 70%, plus
			(b)	the lesser of (1) or (2) below:
(1) 70% of the value of Borrower's exportable Eligible Inventory, valued at the lower of cost or market value, or

6.	60% of the total outstanding Exim Loans under this Agreement.
	Letter of Credit Sublimit (Section 1.5):	$15,000,000.
	Foreign Exchange Contract Sublimit:	$15,000,000.

		Borrower may enter into foreign exchange forward contracts with Silicon, on its standard forms, under which Borrower commits to purchase from or sell to Silicon a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contracts"); provided that: (1) at the time the FX Forward Contract is entered into Borrower has Exim Loans available to it under this Agreement in an amount at least equal to 10% of the amount of the FX Forward Contract; (2) the total FX Forward Contracts at any one time outstanding may not exceed 10 times the amount of the Foreign Exchange Contract Sublimit set forth above; and (3) each FX Forward Contract shall have an expiry date no later than thirty days prior to the Maturity Date, provided that an FX Forward Contract may have an expiry date later than thirty days prior to the Maturity Date if and only if Borrower's Obligations with respect to such FX Forward Contract are secured by specifically pledged unencumbered cash account, in an amount equal to 10% of such FX Forward Contract, on terms acceptable to Silicon in its sole discretion. Silicon shall have the right to withhold, from the Exim Loans otherwise available to Borrower under this Agreement, a reserve (which shall be in addition to all other reserves regarding Letters of Credit) in an amount equal to 10% of the total FX Forward Contracts from time to time outstanding. Silicon may, in its discretion, terminate the FX Forward Contracts at any time that an Event of Default occurs and is continuing. Borrower shall execute all standard form applications and agreements of Silicon in connection with the FX Forward Contracts, and without limiting any of the terms of such applications and agreements, Borrower shall pay all standard fees and charges of Silicon in connection with the FX Forward Contracts. Additionally, Borrower covenants and agrees that if at any time the value of the Collateral, as determined by Silicon in its discretion, is less than the aggregate amount of the outstanding Letters of Credit and FX Forward Contracts (the difference between the value of the Collateral and the aggregate outstanding Letters of Credit and FX Forward Contracts is hereinafter referred to as the "Collateral Shortfall"), Borrower shall provide Silicon cash collateral in an amount equal to the Collateral Shortfall to secure all of the Obligations relating to said Letters of Credit and FX Forward Contracts, pursuant to Silicon's then standard form cash pledge agreement.

2.	INTEREST.
Interest Rate (Section 1.2):
A rate equal to the "Prime Rate" in effect from time to time, minus 0.50% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.
	Minimum Monthly Interest (Section 1.2):	Not Applicable.

3.	FEES (Section 1.4): Loan Fee:
$150,000 payable on the anniversary of this Agreement (July 19, 2003) and on each subsequent anniversary of this Agreement thereafter, if, in each case, this Agreement has been extended pursuant to the provisions set forth in the Maturity Date.

4.	MATURITY DATE (Section 6.1):
July 19, 2004; provided, however, prior to July 19, 2003 (and each anniversary date of this Agreement thereafter, if any), Silicon will review this Agreement and determine, in its sole discretion, whether or not to offer Borrower (on terms acceptable to Silicon in its sole discretion and to Borrower in its sole discretion) a one year extension of the then applicable Maturity Date, which extension, if any, to be effective only upon execution by each of Silicon and Borrower of a written agreement evidencing such extension.

5.	FINANCIAL COVENANTS (Section 5.1):	Borrower shall comply with each of the financial covenants set forth in the Non-Exim Agreement (as defined below).

6.	REPORTING. (Section 5.3):
Borrower shall comply with the reporting requirements of the Non-Exim Agreement, as in effect from time to time. Additionally, Borrower shall: (i) together with each request for a Loan, provide Silicon with copies of Borrower's export orders together with such other information as Silicon may request and (ii) allow Silicon to audit the Collateral at Borrower's expense, such audits to be conducted no more often than every 6 months unless a Default or Event of Default has occurred and is continuing. Furthermore, Borrower shall provide to Silicon such reports and other information as may be required in connection with the Exim Guarantee, the Exim Borrower Agreement and as Silicon may in its discretion determine to be necessary or desirable in connection with this Agreement.

7.	COMPENSATION (Section 5.5):	Not Applicable.

8.	BORROWER INFORMATION:
	Prior Names of Borrower (Section 3.2):	See Representations and Warranties dated January 17, 2002.
	Prior Trade Names of Borrower (Section 3.2):	See Representations and Warranties dated January 17, 2002.
	Existing Trade Names of Borrower (Section 3.2):	See Representations and Warranties dated January 17, 2002.
	Other Locations and Addresses (Section 3.3):	See Representations and Warranties dated January 17, 2002.
	Material Adverse Litigation (Section 3.10):	None.

9.	OTHER COVENANTS (Section 5.1):	Borrower shall at all times comply with all of the following additional covenants:
(1)
Banking Relationship. Borrower shall at all times maintain its primary banking relationship with Silicon. Without limiting the generality of the foregoing, Borrower shall, at all times, maintain not less than 25% of its total cash and investments on deposit with Silicon. As to any Deposit Accounts and investment accounts maintained with another institution, Borrower shall cause such institution, within 30 days after the date of this Agreement, to enter into a control agreement in form acceptable to Silicon in its good faith business judgment in order to perfect Silicon's first-priority security interest in said Deposit Accounts and investment accounts.
(2)
Subordination of Inside Debt. All present and future indebtedness of the Borrower to its officers, directors and shareholders ("Inside Debt") shall, at all times, be subordinated to the Obligations pursuant to a subordination agreement on Silicon's standard form. Borrower represents and warrants that there is no Inside Debt presently outstanding, except for the following: NONE. Prior to incurring any Inside Debt in the future, Borrower shall cause the person to whom such Inside Debt will be owed to execute and deliver to Silicon a subordination agreement on Silicon's standard form.

		(3)
			Copyright Filings. Within 60 days after the date hereof, Borrower shall (i) execute and deliver to Silicon an Intellectual Property Security Agreement between Borrower and Silicon (the "Intellectual Property Agreement") on Silicon's standard form, (ii) cause all of its computer software and copyrights, the licensing of which results in Accounts, or which is material to its business to be registered with the United States Copyright Office, (ii) complete the Exhibits to the Intellectual Property Agreement with all of the information called for with respect to such software and other intellectual property, (iii) cause the Intellectual Property Agreement to be recorded in the United States Copyright Office, and (iv) provide evidence of such recordation to Silicon.
		(4)
			Transactions with Subsidiaries. Borrower agrees that the aggregate amount of all expenses Borrower incurs on behalf of its Subsidiaries plus the aggregate amount of money or other assets Borrower loans and/or transfers to its Subsidiaries shall not at anytime exceed $1,000,000 during the term of this Agreement. The preceding shall not include any such expenses, loans and/or transfers incurred or made prior to the date of this Agreement.
		(5)	Investments. Borrower shall not directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so.

10.	EXIM PROVISIONS:	(1)
			Exim Guaranty. Prior to the first disbursement of any Loans hereunder, Borrower shall cause the Export Import Bank of the United States (the "Exim Bank") to guarantee the Loans made under this Agreement, pursuant to a Master Guarantee Agreement, Loan Authorization Agreement and (to the extent applicable) Delegated Authority Letter Agreement (collectively, the "Exim Guaranty"), and Borrower shall cause the Exim Guaranty to be in full force and effect throughout the term of this Agreement and so long as any Loans hereunder are outstanding. If, for any reason, the Exim Guaranty shall cease to be in full force and effect, or if the Exim Bank declares the Exim Guaranty void or revokes any obligations thereunder or denies liability thereunder, any such event shall constitute an Event of Default under this Agreement. Nothing in any confidentiality agreement in this Agreement or in any other agreement shall restrict Silicon's right to make disclosures and provide information to the Exim Bank in connection with the Exim Guaranty.

(2)
Exim Borrower Agreement; Costs. Borrower shall concurrently execute and deliver a Borrower Agreement, in the form specified by the Exim Bank, in favor of Silicon and the Exim Bank (the "Exim Borrower Agreement"). Borrower understands and agrees that the Exim Borrower Agreement will not be effective until such time as Exim Bank has approved the Exim loan facility, the Exim Borrower Agreement and the modifications set forth herein and Silicon has provided written notice of such approval to Borrower. This Agreement is subject to all of the terms and conditions of the Exim Borrower Agreement, all of which are hereby incorporated herein by this reference. Borrower expressly agrees to perform all of the obligations and comply with all of the affirmative and negative covenants and all other terms and conditions set forth in the Exim Borrower Agreement and the form of Loan Authorization Agreement or Notice (a copy of which Borrower acknowledges has been provided to it) attached thereto (with such changes thereto as may be required by Exim Bank) as though the same were expressly set forth herein. In the event of any conflict between the terms of the Exim Borrower Agreement and the other terms of this Agreement, whichever terms are more restrictive shall apply. Borrower shall reimburse Silicon for all fees and all out of pocket costs and expenses incurred by Silicon with respect to the Exim Guaranty and the Exim Borrower Agreement, including without limitation all facility fees and usage fees, and Silicon is authorized to debit Borrower's account with Silicon for such fees, costs and expenses when paid by Silicon.

(3)
Non-Exim Agreement; Cross-Collateralization; Cross-Default. Silicon and the Borrower are parties to that certain Loan and Security Agreement dated November 8, 2000 (the "Non-Exim Agreement"). Both this Agreement and the Non-Exim Agreement shall continue in full force and effect, and all rights and remedies under this Agreement and the Non-Exim Agreement are cumulative. The term "Obligations" as used in this Agreement and in the Non-Exim Agreement shall include without limitation the obligation to pay when due all Loans made pursuant to this Agreement (the "Exim Loans") and all interest thereon and the obligation to pay when due all Loans made pursuant to the Non-Exim Agreement (the "Non-Exim Loans") and all interest thereon. Without limiting the generality of the foregoing, all "Collateral" as defined in this Agreement and as defined in the Non-Exim Agreement shall secure all Exim Loans and all Non-Exim Loans and all interest thereon, and all other Obligations. Any Event of Default under this Agreement shall also constitute an Event of Default under the Non-Exim Agreement, and any Event of Default under the Non-Exim Agreement shall also constitute an Event of Default under this Agreement. In the event Silicon assigns its rights under this Agreement and/or under any Note evidencing Exim Loans and/or its rights under the Non-Exim Agreement and/or under any Note evidencing Non-Exim Loans, to any third party, including without limitation the Exim Bank, whether before or after the occurrence of any Event of Default, Silicon shall have the right (but not any obligation), in its sole discretion, to allocate and apportion Collateral to the Agreement and/or Note assigned and to specify the priorities of the respective security interests in such Collateral between itself and the assignee, all without notice to or consent of the Borrower.

Borrower:		Silicon:
INVISION TECHNOLOGIES, INC.		SILICON VALLEY BANK
By	/s/ Ross Mulholland President or Vice President	By	/s/ Quentin Falconer
		Title	Senior VP
By	Secretary or Ass't Secretary

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  Exhibit 10.7
Amendment to Loan Documents (Exim Program)